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                                                                  EXHIBIT 23.4

                CONSENT OF BLACKMAN KALLICK BARTELSTEIN, LLP,
                             INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated February 11, 1997, except for Note 11, as to which the date is June 6, 1997, on the balance sheet of Paw Print Mailing List Services, Inc. as of December 31, 1996, and the related statements of loss and accumulated deficit and cash flows for the period from November 9, 1996 (inception) through December 31, 1996, in the Registration Statement (Form S-4 No. 333-34529) and related Prospectus of Jordan Industries, Inc. for the registration of $120,000,000 of 10 3/8% Series B Senior Notes due 2007 and $213,635,725 of 11 3/4% Series B Senior Subordinated Discount Debentures due 2009.

                                                   /s/ Blackman Kallick
                                                   Bartelstein, LLP
                                                   Blackman Kallick
                                                   Bartelstein, LLP


Chicago, Illinois
September 8, 1997